         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                CROWN NORTHCORP, INC.

                                By:   /s/
                                      ---------------------------
                                      Name:   Louis J. Castelli
                                      Title:  President

                                CNC/DUS NEWCO, INC.

                                By:   /s/
                                      ---------------------------
                                      Name:   Louis J. Castelli
                                      Title:  President

                                REINLEIN/LIESER/MCGEE HOLDING CORPORATION

                                By:   /s/
                                      ---------------------------
                                      Name:   Karl H. Reinlein
                                      Title:  President

                                R/L/M EMPLOYEE BENEFIT CORPORATION

                                By:   /s/
                                      ---------------------------
                                      Name:   Karl H. Reinlein
                                      Title:  President

                                      /s/
                                      ---------------------------
                                              KARL H. REINLEIN


                      [Signatures continued on next page]

                             /s/
                             ---------------------------
                                  GEORGE F. LIESER

                             /s/
                             ---------------------------
                                  JOHN R. MCGEE

                             /s/
                             ---------------------------
                                  JOHN R. MCGEE, TRUSTEE

                                 Schedule 2.04

PURCHASE PRICE COMPUTATION

        Restricted cash account (after adjustment in
           February, 1996)                                        $ 984,000
        Purchased servicing rights                                  355,636
                                                                 ----------
                                                        SUBTOTAL $1,339,636
        Less discount for future losses                             100,000
                                                                 ----------
                                              PURCHASE PRICE *   $1,239,636
        Adjustments pursuant to Section 2.04(e)                 [         ]
                                                                -----------
                                                   TOTAL        [         ]

         *In computing the purchase price, the parties have assumed that, at or prior to Closing, the Stockholders will withdraw all unrestricted cash and other liquid assets and will satisfy all liabilities, save and except for the potential liabilities associated with the FNMA Loan portfolio. The Purchase Price will be subject to adjustment pursuant to an Agreement of the parties as provided in Section 2.04(e) of the Agreement.

ALLOCATION OF PURCHASE PRICE

                                                               Cash Consideration      Percentage Interest
                                                               ------------------      -------------------
Stockholder                Company          No. of Shares     Delivered at Closing     in Escrow Account(1)
-----------                -------          -------------     --------------------     -----------------

Karl H. Reinlein           Holding                   45       $                                  45%

George F. Lieser           Holding                   45                                          45%

John R. McGee, as
 trustee                   Holding                   10                                          10%

Karl H. Reinlein           Benefit                   45                                          45%

George F. Lieser           Benefit                   45                                          45%

John R. McGee              Benefit                   10                                          10%
                                                              -------------------
                                    TOTAL            $

(1) At such time as the escrow is terminated pursuant to Section 2.04(d), the sums remaining in the escrow account shall be distributed according to these percentages.

                                 SCHEDULE 4.01

Stock Purchase and Restrictive Transfer Agreement with respect to Holding dated April 21, 1988, as amended November 25, 1991.

Month-to-month lease between the Partnership and Patriot Mortgage - see attached.

                                                 PATRIOT
                                                 Mortgage
--------------------------------------------------------------------------------
                                                 101 S. Hanley Road, Suite 1300
                                                 St. Louis, Missouri 63105-3406
                                                 (314)726-6789 (314)725-4547 Fax

December 16, 1993

Mr. Dean Wantland
Executive Vice President
Reinlein/Lieser/McGee
101 S. Hanley Rd., Suite 1300
St. Louis, MO 63105

Re: REINLEIN/LIESER/MCGEE
    OCCUPANCY AGREEMENT

Dear Dean:

As you are aware, Patriot Mortgage Company will be relocating its offices, estimated to be approximately February 1, 1994, to the Manchester/270 area. As part of the structuring of our lease, we have provided segregated space for the RLM operation within the area leased by Patriot. Your new area will contain 695 sq. ft. which does not include any allocation of square footage for common areas, etc.

In order to keep the arrangement as simple as possible I've outlined an arrangement whereby RLM would simply pay Patriot Mortgage a flat monthly fee, which will be for rent as well as the utilization of copy machines, phone system, common areas and utilization of the Patriot receptionist on an as needed basis. This lease arrangement is extended to RLM on a month to month basis and provided for a 90-day cancellation notice by either party.

Your monthly rent shall be $1800.00 per month, which includes rent and other services at outlined above. Not included in this arrangement are any accounting services or other functions provided by Patriot Mortgage for RLM. RLM shall be responsible to pay for a prorata portion of the moving expenses related to the physical move as well as the cost of the installation of telephone and computer equipment.

The only remaining issue I believe is the area of furniture. I believe Denise and Sue actually utilize Patriot furniture whereas your furniture is owned by RLM. As part of the relocation Patriot will purchase your furniture and provide you and Denise and Sue with alternative furniture. I believe Martha has

Mr. Dean Wantland
December 16, 1993
Page Two

furniture identified for your use, and as we get closer to the move date, specific pricing of what is being bought and sold can be finalized.

I request that you execute below and return an original for my file.

Yours very truly,

/s/
----------------------
Karl H. Reinlein
President

KHR:mjf

ACCEPTED BY:

REINLEIN/LIESER/MCGEE

/s/
----------------------
Dean W. Wantland

                                 SCHEDULE 4.02

Foreign qualifications: None

Authorized, issued and outstanding shares of Holding:

         30,000 shares authorized at $1 par value, 100 shares outstanding

Authorized, used and outstanding shares of Benefit:

         30,000 shares authorized at $1 par value, 100 shares outstanding

Contractual obligations:

         Stock Purchase and Restrictive Transfer Agreement with respect to
                 Holding Terminate by Closing
         DUS Contract - assign
         DUS Loss Sharing Agreement - assign
         DUS Reserve Agreement - assign
         See attached servicing information disclosure

Governmental licenses, permits, approvals:

         FHA Mortgage #72250-00007
         FNMA Seller/Service #21174-000-0
         Prior Approval #21174-076-0
         DUS #22174-070-1

Leases: See Schedule 4.01

Bank accounts (See Attached); safe deposit boxes:

         Mark Twain Bank
         12223 Manchester
         St. Louis, MO 63131
         Box #166

Furniture, fixtures and equipment inventory: See Attached

              PLEASE NOTE:              This pamphlet contains important
                                        information About your permanent
                                        Loan. Please retain for future
                                        reference.


                             REINLEIN/LIESER/McGEE


                        IMPORTANT INFORMATION ABOUT YOUR
                                FANNIE MAE LOAN

         HEREINAFTER SET FORTH are certain procedures and requirements associated with the permanent Loan servicing of Fannie Mae multifamily project loans by Reinlein/Lieser/McGee (hereinafter "RLM").

         The following address certain standard procedures as established for these types of transactions. For further clarification, or should you desire information or assistance in any matter that is not addressed herein, please contact one of the following RLM representatives at

                             REINLEIN/LIESER/McGEE
                       101 South Hanley Road, Suite 1300
                           St. Louis, Missouri 63105
                      (314) 721-2500 [FAX: (314) 721-3149]

                       Denise Pearson, Servicing Manager
                 Carol A. McClelland, Assistant Vice President
                      J.R. (Jack) McGee, Managing Partner

         We are pleased that you selected RLM as your Lender for this transaction. We look forward to being of service.

Escrows Established at Closing

These escrows are governed by Fannie Mae regulations, RLM's financing commitment with Mortgagor, and the Escrow Agreements executed at closing and thereafter. If a release of any portion of the escrowed funds is deemed appropriate, Mortgagor should contact RLM to discuss the request procedure and/or to obtain necessary forms. As release procedures vary among the regional offices, it may be necessary for RLM to contact the appropriate Fannie Mae office to determine the exact requirements/actions to be taken.

If an escrow is to be held in the form of a Letter of Credit, the issuing bank shall have at least one of the following ratings:

         1.       Moody's or S & P Long-term Senior Debt Rating of AAA, AA or A
         2.       Keefe, Bruyette & Woods (KBW) Rating of B or better
         3.       Moody's Long-term Bank Deposit Rating of AAA, AA or A
         4.       LACE Bank Rating of B or better

Should a decline in the rating of the issuing bank occur during the term of the Loan, the Letter of Credit must be replaced within 10 days by a Letter of Credit issued by a bank with an acceptable rating.

I.       Achievement Escrow

         An achievement escrow, if applicable, shall exist in the form of a Letter of Credit in an amount calculated as the maximum approved Loan amount less the base Loan amount. A release of funds may occur when the Loan can be reunderwritten to show that the base Loan amount does not exceed the outstanding principal balance remaining on the Loan. Releases may occur concurrently with the above recalculation for portions of the escrow.

II.      Operating Deficit Escrow

         An operating deficit escrow, if applicable, shall exist in the form of a cash escrow or Letter of Credit, in an amount equal to 150% of the projected deficit. This escrow shall be held until sustaining occupancy (break-even) is reached and sustained for a 6-month period. Draws on the operating deficit escrow for the purpose of payment of the debt service may be made upon submission and review of monthly cash flow statements evidencing a deficit.

III.     Replacement Reserves

         A Reserve for replacements may be required in the form of a cash escrow, and the Mortgagor shall have the option of determining the form of investment to be utilized. RLM shall charge a fee for administering the invested Replacement reserves based upon the form of investment.

         The administrative fee shall be equal to 1% per annum of the amount invested or $25.00/month, whichever is greater, for the following types of securities:

         A. Demand Deposit and Savings Accounts. The entire deposit must be insured by the Federal Deposit Insurance Corporation (FDIC), the National Credit Union Share Insurance Fund (NCUSIF), or the Federal Savings and Loan Insurance Corporation (FSLIC).

         B. Insured Money Market Accounts. Investment in money market accounts is permitted, provided that the account is insured by one of the Federal agencies identified above.

IV.      Completion/Repairs Escrows

         A Completion/Repair escrow, if applicable, shall exist in the form of a cash escrow or Letter of Credit in an amount equal to 150% of the estimated cost of repairs. RLM reserves the right to choose the form of investment, however, Mortgagor shall have the right to any interest accrued thereon. RLM shall charge a fee for administering invested Repair Escrow funds in amount equal to 1% per annum of the amount invested or $25.00/month, whichever is greater.

V.       Escrows for Taxes, Insurance, Etc.

         The mortgage requires monthly deposits for taxes, insurance, etc. The amount of said deposits will appear on Mortgagor's Monthly Statement. Mortgagor should forward any and all tax bills, insurance invoices, etc., promptly to RLM for payment. Should any change in the tax assessment, insurance premium, etc., occur, RLM will adjust the amounts to be escrowed accordingly, and the change will be reflected in the next billing.

                             REINLEIN/LIESER/MCGEE
                              BANK ACCOUNT LISTING
                            EFFECTIVE AS OF 04/17/95

    ACCOUNT                                     LOAN                       ACCOUNT
    DESCRIPTION                                 NUMBER                     NUMBER
-----------------------------------------------------------------------------------------
MERCANTILE BANK OF ST. LOUIS, N.A.

Arch Account                                    N/A                        73210000914
Montgomery City Accnt.                          N/A                        305840065
Corporate Funding Accnt.                        N/A                        100-10-90099
Corporate Checking Accnt.                       N/A                        100-10-84092
FNMA Commitment Fee Draft Accnt.                N/A                        100-14-89549
FNMA PA P&I                                     N/A                        100-12-86978
FNMA PA T&I                                     N/A                        100-18-15107
Replacement Reserve                             30023                      100-18-22145
Insurance Loss                                  30023                      100-18-72946
Special Escrow Clearing Accnt.                  30023                      100-11-04346
FNMA DUS P&I                                    N/A                        100-16-94874
FNMA DUS T&I (Checking)                         N/A                        100-14-95165
FNMA DUS T&I (Money Market)                     N/A                        100-18-20404
Replacement Reserve                             30003                      100-18-19232
Replacement Reserve                             30004                      100-18-18853
Replacement Reserve                             30006                      100-18-18986
Replacement Reserve                             30011                      100-18-21808
Replacement Reserve                             30013                      100-18-21824
Replacement Reserve                             30014                      100-18-21832
Replacement Reserve                             30021                      100-18-22327
Replacement Reserve                             30022                      100-18-16576
FNMA MBS P&I                                    N/A                        100-14-91867
FNMA MBS T&I                                    N/A                        100-18-18440
Replacement Reserve                             50001                      100-18-18770
Replacement Reserve                             50002                      100-18-18531
Insurance Loss                                  50002                      100-18-73676

COMMERCE BANK OF ST. LOUIS

Money Market Accnt.                             N/A                        0203032428

                                                                        03/13/96

                             REINLEIN/LIESER/MCGEE
                                 INVENTORY LIST

  NUMBER                                                                           ORIGINAL
 OF ITEMS                 ITEM DESCRIPTION                                           COST
----------------------------------------------------------------------------------------------
    1                     STEELCASE WOODEN EXECUTIVE DESK                            $70
----------------------------------------------------------------------------------------------
    1                     STEELCASE WOODEN CREDENZA                                  $100
----------------------------------------------------------------------------------------------
    1                     EXECUTIVE DESK CHAIR                                       $212
----------------------------------------------------------------------------------------------
    1                     JG GUEST CHAIR                                             $858
----------------------------------------------------------------------------------------------
    1                     FIVE DRAWER LATERAL FILE                                   $130
----------------------------------------------------------------------------------------------
    1                     FOUR SHELF WOOD BOOKSHELF                                  $10
----------------------------------------------------------------------------------------------
    2                     STEELCASE WOODEN SECRETARIAL DESK                          $200
----------------------------------------------------------------------------------------------
    2                     OAK FINISH BOOKSHELVES                                     $140
----------------------------------------------------------------------------------------------
    2                     SECRETARIAL OFFICE CHAIRS                                  $738
----------------------------------------------------------------------------------------------
    2                     TWO-DRAWER LATERAL FILING CABINETS                         $941
----------------------------------------------------------------------------------------------
    1                     THREE-DRAWER SHORT FILING CABINET                          $250
----------------------------------------------------------------------------------------------
    4                     FOUR-DRAWER LATERAL FILING CABINETS                        $2,145
----------------------------------------------------------------------------------------------
    4                     FIVE-DRAWER FILING CABINETS                                $400
----------------------------------------------------------------------------------------------
    1                     FIRE-PROOF VAULT FILE                                      $465
----------------------------------------------------------------------------------------------
    2                     36" X 20" ADJUSTABLE HEIGHT TABLES                         $146
----------------------------------------------------------------------------------------------
    1                     SIX-SHELF ADJUSTABLE METAL SHELVES                         $10
----------------------------------------------------------------------------------------------
    1                     TYPING TABLE                                               $10
----------------------------------------------------------------------------------------------
    1                     TYPING CHAIR                                               $50
----------------------------------------------------------------------------------------------
    1                     6015 XEROX MEMORYWRITER TYPEWRITER                         $755
----------------------------------------------------------------------------------------------
    3                     CALCULATORS                                                $180
----------------------------------------------------------------------------------------------
    1                     IBM PS/II MODEL 30/286 COMPUTER                            $2,200
----------------------------------------------------------------------------------------------
    1                     HYUNDAI HCM-423E SUPER VGA COLOR MONIT                     $250
----------------------------------------------------------------------------------------------
    1                     DTK FILE SERVER COMPUTER SYSTEM                            $3,500
----------------------------------------------------------------------------------------------
    2                     DTK COMPUTER WORKSTATION                                   $2,000
----------------------------------------------------------------------------------------------
    3                     WHITE MONOCHROME MONITOR                                   $540
----------------------------------------------------------------------------------------------
    1                     HP LASERJET SERIES III LASER PRINTER                       $1,800
----------------------------------------------------------------------------------------------
    1                     PANASONIC KX-P2180 DOT MATRIX PRINTER                      $180
----------------------------------------------------------------------------------------------
    1                     MULTIMODEM 224E 1200/2400-BAUD MODEM                       $200
----------------------------------------------------------------------------------------------
    1                     A/B DATA TRANSFER SWITCH                                   $22
----------------------------------------------------------------------------------------------
    1                     OMNIFAX 9S FAX MACHINE                                     $1,233
----------------------------------------------------------------------------------------------
    1                     SERIES 6200 MAIL MACHINE WITH 5# SCALE &                   $2,872
                          POSTAGE BY PHONE POSTAGE METER
----------------------------------------------------------------------------------------------
    1                     TRAKKER 250MB TAPE BACKUP DRIVE                            $331
----------------------------------------------------------------------------------------------
    1                     EPSON LQ-870 PRINTER                                       $495
----------------------------------------------------------------------------------------------
                                                             TOTAL                   $23,433

MISCELLANEOUS OFFICE SUPPLIES AS REQUIRED TO CONDUCT BUSINESS

                                 SCHEDULE 5.01

         Servicing Systems:

                  Financial Industry Computer Systems, Inc. (FICS) Commercial Servicer Version 4.31

         Loan categorization:

                  A, B & C:         See Attached

         Loan portfolio:            See Attached

                                   SCHEDULE 1
        REINLEIN LEISER McGEE - D.U.S. LOAN PORTFOLIO - 2/17/96 SUMMARY


                        SEGMENT "A"  DEBT SERVICE COVERAGE RATIO OF 1.65 OR GREATER FOR 1995 FULL YEAR
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY NAME           CITY            STATE   # UNITS     DSC RATIO     ADJ DSCR     CUR. OCC.    YR. BUILT       LOAN AMOUNT
--------------------------------------------------------------------------------------------------------------------------------
SANTA FE SHADOWS        LAS VEGAS       NV          124          1.67                       97%          1989        $3,121,200
AUTUMNWOODS             BIRMINGHAM      AL          206           1.3                       99%          1987        $5,497,799
DEERCROSS*              LUFKIN          TX          168          1.72                       82%          1986        $2,695,497
LAKE MIST APTS          CHAR.           NC          144          1.32                       95%          1984        $3,690,364
HARVARD TOWERS          CAMBRDG         MA          110          1.14                        NA          1959        $4,388,701
COACH/CARRIAGE APTS     CHLMSFD         MA          149          1.15                       96%          1968        $5,403,090
ADAMS STATION APTS      ALBANY          NY          166          1.18                       85%          1988        $6,708,679
--------------------------------------------------------------------------------------------------------------------------------
                        TOTAL LEVEL I              1067                                                             $31,505,330

                        SEGMENT "A"  DEBT SERVICE COVERAGE RATIO OF 1.65 OR GREATER FOR 1995 FULL YEAR
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY NAME           ACH. ESC.       LOAN/UNIT       MAT. DATE       YEARS-MAT.      ANN SERV.     TOTAL SERV.       PRICE***
--------------------------------------------------------------------------------------------------------------------------------
SANTA FE SHADOWS               $0         $25,171          Apr-97            1.00          $7,803          $7,803        $3,902
AUTUMNWOODS                    $0         $26,688          Jul-97            1.25         $13,744         $17,171        $8,586
DEERCROSS*                $41,749         $16,045        Sep-2000            4.42          $6,739         $29,798       $14,899
LAKE MIST APTS                 $0         $25,626          Jul-97            1.25          $9,226         $11,526        $5,763
HARVARD TOWERS                 $0         $39,897          Mar-97            0.92         $10,972         $10,040        $5,020
COACH/CARRIAGE APTS            $0         $36,262          Aug-97            1.33         $13,508         $18,023        $9,011
ADAMS STATION APTS             $0         $40,414        Jan-2004            7.76         $42,265        $327,812      $169,059
--------------------------------------------------------------------------------------------------------------------------------
                    TOTAL LEVEL I     $31,505,330                                        $104,256        $422,173      $216,239

                        SEGMENT "B"  DEBT SERVICE COVERAGE RATIO OF LESS THAN 1.65 FOR FULL YEAR 1995
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY NAME           CITY            STATE   # UNITS     DSC RATIO     ADJ DSCR     CUR. OCC.    YR. BUILT       LOAN AMOUNT
--------------------------------------------------------------------------------------------------------------------------------
BROOKSIDE APTS          SACMNTO         CA           92          1.01                       92%          1989        $4,745,370
BELL STATION APTS       MONTGRY         AL          152          1.10                       90%          1986        $5,139,325
BURTON PLACE APTS       ONTARIO         CA           36          0.96                       88%          1989        $1,632,154
RIVERVIEW APTS**        GRAFTON         MA           60          1.00                       96%          1966        $4,400,000
--------------------------------------------------------------------------------------------------------------------------------
                        TOTAL LEVEL II              360                                                             $16,116,849

                        SEGMENT "B"  DEBT SERVICE COVERAGE RATIO OF LESS THAN 1.65 FOR FULL YEAR 1995
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY NAME           ACH. ESC.       LOAN/UNIT       MAT. DATE       YEARS-MAT.      ANN SERV.     TOTAL SERV.       PRICE***
--------------------------------------------------------------------------------------------------------------------------------
BROOKSIDE APTS           $420,000         $51,580        Feb-2000            3.84         $11,851         $45,488            $0
BELL STATION APTS        $388,000         $33,811        Apr-2000            4.00         $12,958         $51,668            $0
BURTON PLACE APTS              $0         $50,693        Jan-2004            7.76         $11,543         $89,526            $0
RIVERVIEW APTS**               $0         $55,000        Apr-2003            7.00         $14,080         $98,560            $0
--------------------------------------------------------------------------------------------------------------------------------
                    TOTAL LEVEL II                                                        $50,432        $285,442            $0

                        SEGMENT "C"  NON-BUS LOANS
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY NAME               CITY        STATE   AGENCY      PROGRAM                                 FUNDED          LOAN AMOUNT
--------------------------------------------------------------------------------------------------------------------------------
SOTOGRANDE-Somerset****    HURST        TX       FNMA     PRIOR APP                                 09/25/90        $40,000,000
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    $40,000,000

       TOTALS                                                                                                       $87,622,179


                        SEGMENT "C"  NON-BUS LOANS
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY NAME                                           MAT. DATE       YEARS-MAT.      ANN SERV.     TOTAL SERV.       PRICE***
--------------------------------------------------------------------------------------------------------------------------------
SOTOGRANDE-Somerset****                                  Jul-2005            9.29        $30,000        $278,795        $139,397
--------------------------------------------------------------------------------------------------------------------------------
                                                                                         $30,000        $278,795        $139,397


       TOTALS                                                                                                           $355,636

   * CURRENTLY UNDER APPLICATION WITH MELLON FOR REFINANCE
  ** CURRENTLY UNDER APPLICATION FOR STREAMLINE REFINANCE INCLUDES $250,000
     PERSONAL GUARANTEE
 *** PRICE FOR SERVICING EQUALS 50% OF REMAINING SERVICING OR A MAXIMUM OF
     4 TIMES ANNUAL
**** CURRENTLY INCLUDES $6 MIL IMPROVEMENT ESCROW WITH SERVICING FEE OF 1%
     OF OUTSTANDING BALANCE

                             REINLEIN/LIESER/McGEE

                            LOAN SERVICING SCHEDULE
                                   APRIL 1996

                           NOTE/COUPON             TOTAL           TOTAL                                                 "BOND"
                         PRICE/RLM/SERV/         PRINCIPAL     DEBT SERVICE    TRUSTEE         RLM           FNMA       OPERATING
PROJECT NAME             FNMA SERVICING           BALANCE        PAYMENT      INTEREST      SERVICING     SERVICING       FUND
---------------------------------------------------------------------------------------------------------------------------------
SOMERSET VILLAGE APTS    6.835% / 6.701%    $40,000,000.00     $227,833.33   $223,666.67    $2,499.99     $1,666.67    $2,594.50
Hurst/Euless, TX         100.00% / 0.075%
#30023                   0.050%
                                            =====================================================================================
                         TOTALS:            $40,000,000.00     $227,833.33   $223,666.67    $2,499.99     $1,666.67    $2,594.50

* BOND OPERATING FUND IS DUE TRUSTEE IN PAYMENT OF TRUSTEE AND ISSUER FEES AND IS IN ADDITION TO THE DEBT SERVICE DUE AND PAYABLE UNDER THE NOTE.

                           NOTE/COUPON             TOTAL           TOTAL
                         PRICE/SERVICING/        PRINCIPAL        MONTHLY       FNMA           RLM           FNMA         FNMA
PROJECT NAME                   MIP                BALANCE         PAYMENT     INTEREST      SERVICING      PRINCIPAL       MIP
---------------------------------------------------------------------------------------------------------------------------------
RIVERVIEW APTS.          9.250% / 9.000%     $4,762,804.14      $42,545.45    $35,721.03     $595.35      $5,832.17      $396.90
GRAFTON, MA              99.216% / 0.150%
#30003                   0.100%

HARVARD TOWERS           9.250% / 9.000%     $4,362,473.24      $36,123.49    $32,718.55     $545.31      $2,496.09      $363.54
CAMBRIDGE, MA            PAR / 0.150%
#30004                   0.100%

SANTA FE SHADOWS         9.500% / 9.250%     $3,103.627.40      $26,244.74    $23,923.79     $387.95      $1,674.36      $258.64
LAS VEGAS, NV            97.587% / 0.150%
#30006                   0.100%

AUTUMNWOOD APTS          9.500% / 9.250%     $5,467,614.27      $46,161.43    $42,146.19     $683.46      $2,876.15      $455.63
HOOVER, AL               97.069% / 0.150%
#30010                   0.100%

LAKE MIST                8.500% / 8.250%     $3,665,460.88      $28,324.95    $25,200.04     $458.18      $2,361.27      $305.46
CHARLOTTE, NC            92.303% / 0.150%
#30011                   0.100%

COACH HOUSE/             9.250% / 9.000%     $5,372,094.65      $44,359.65    $40,290.71     $671.52      $2,949.75      $447.67
CARRIAGE HOUSE APTS.     97.078% / 0.150%
CHELMSFORD, MA           0.100%
#30013

                             REINLEIN/LIESER/McGEE

                            LOAN SERVICING SCHEDULE
                                   APRIL 1996

                             FNMA - DUS (CONTINUED)

                           NOTE/COUPON             TOTAL           TOTAL
                         PRICE/SERVICING/        PRINCIPAL        MONTHLY       FNMA           RLM           FNMA         FNMA
PROJECT NAME                   MIP                BALANCE         PAYMENT     INTEREST      SERVICING      PRINCIPAL       MIP
---------------------------------------------------------------------------------------------------------------------------------
DEER CROSS APARTMENTS    9.750% / 9.500%     $2,682,890.26      $23,116.21    $21,239.55      $335.36     $1,317.73      $223.57
LUFKIN, TX               98.614% / 0.150%
#30014                   0.100%

ADAMS STATION APTS.      8.352% / 7.727%     $6,655,198.47      $51,387.47    $42,853.93    $2,911.65     $5,067.29      $554.60
DELMAR, NY               100% / 0.525%
#30021                   0.100%

BURTON PLACE APTS.       8.352% / 7.727%     $1,817,547.71      $14,034.02    $11,703.49      $795.18     $1,383.89      $151.46
ONTARIO, CA              100% / 0.525%
#30022                   0.100%
                                            =====================================================================================
                         TOTALS             $37,889,710.82     $312,297.41   $275,797.28    $7,383.96    $25,958.70    $3,157.47

                                 FNMA - MBS/DUS

                      NOTE/COUPON           TOTAL         TOTAL
                    PRICE/SERVICING/      SECURITY       MONTHLY        FNMA         RLM          FNMA          FNMA         FNMA
PROJECT NAME              MIP              BALANCE       PAYMENT      INTEREST    SERVICING     PRINCIPAL     GUARANTY        MIP
---------------------------------------------------------------------------------------------------------------------------------
BROOKSIDE APTS.       8.250% / 7.500%    $4,710,396.44   $35,696.07   $29,439.98    $588.80     $3,312.09     $1,962.67   $392.53
CARMICHAEL, CA        PAR / 0.150%
#50001                0.100% / 0.500%

BELL STATION APTS.    8.250% / 7.500%    $5,102,010.85   $38,610.03   $31,887.57    $637.74     $3,533.71     $2,125.84   $425.17
MONTGOMERY, AL        PAR / 0.150%
#50002                0.100% / 0.500%
                                        =========================================================================================
                      TOTALS             $9,812,407.29   $74,306.10   $61,327.55  $1,226.54     $6,845.80     $4,088.51   $817.70

DISTRIBUTION:         REINLEIN          WANTLAND
                      LIESER            FILE
                      MCGEE

                                                                            1

                                 SCHEDULE 6.02

The Somerset escrow is described in the attached Completion/Repair and Security Agreement and Replacement Reserve and Security Agreement.

                    COMPLETION/REPAIR AND SECURITY AGREEMENT

         THIS COMPLETION/REPAIR AND SECURITY AGREEMENT (this "Agreement") is made this as of 1st day of July, 1995 by Somerset Village Partners, L.P. ("Borrower"), and Tarrant County Housing Finance Corporation, a Texas non-profit housing finance corporation, its successors, transferees and assigns ("Lender").

                                   RECITALS:

  A. This Agreement is being executed in connection with Lender's making a mortgage Loan to Borrower in the original principal amount of $40,000,000.00 (the "Loan"). The proceeds of the Loan will be used to finance a multifamily project known as Somerset Village Apartments, and located in 1700 Sotogrande, Hurst/Euless, Tarrant County, Texas (the "Property").

  B. The Loan is evidenced by a Multifamily Note (including any addenda, the "Note"), dated the date of this Agreement, made by Borrower and is secured by, among other things, a Multifamily Deed of Trust, Assignment of Rents and Security Agreement (including any Riders, the "Security Instrument"), granting a first lien on the Property. The Note, Security Instrument, this Agreement and all other Documents executed in connection with the Loan are collectively referred to as the "Loan Documents".

  C. Lender requires as a condition of making the Loan that Borrower deposit with Lender the Deposit (as defined below) as additional security for all of the Borrower's obligations under the Loan Documents.

  D. Lender intends to sell, transfer and deliver the Note and assign the Security Instrument and the other Loan Documents to

  NOW, THEREFORE, in consideration of the above and the mutual promises contained in this Agreement, the receipt and sufficiency of which are acknowledged, Borrower and Lender agrees as follows:

  1. DEPOSITS TO THE COMPLETION/REPAIR

  (a) Borrower agrees to deposit with Lender the sum of $6,000,000.00 Dollars (the "Deposit") upon execution of this Agreement. The Deposit represents 100 percent of the estimated cost to complete the "Repairs" (defined in Section 2 below).

  (b) Lender shall deposit the Deposit in an account (the "Collateral Account") which meets the standards for custodial accounts as required by Lender from time to time. Lender shall not be responsible for any losses resulting from investment of the Collateral Account or for obtaining any specific level or percentage of earnings on such investment. (The Deposit, and all other funds from time to time in the Collateral Account are collectively referred to as the "Collateral Account Funds".) All investment earnings on funds in the Collateral Account shall be added to and become part of the Collateral Account Funds.

  2. ADDITIONAL SECURITY. Borrower assigns to Lender all of Borrower's interest in the Deposit, the Collateral Account Funds and the Collateral Account as additional security for all of Borrower's obligations under the Loan Documents; provided, however Lender shall make disbursements from the Collateral Account in accordance with the terms of this Agreement. Excepts as otherwise provided in Sections 4.3 and 6.2 of this Agreement, Lender shall make disbursements from the Collateral Account to reimburse Borrower

FANNIE MAE COMPLETION/REPAIR AND SECURITY AGREEMENT

                                                 FORM 4505   3/94 (Page 1 of 10)
for the costs of those repairs and improvements to the Property described on Exhibit A attached to this Agreement and made a part hereof (the "Repairs") in accordance with the terms of this Agreement.

  3. AGREEMENT TO COMPLETE REPAIRS. Borrower shall commence the Repairs immediately following the execution of this Agreement (or as soon thereafter as weather reasonably shall permit) and shall at all times thereafter diligently pursue the completion of all Repairs. Borrower shall complete all repairs and submit invoices therefor no later than twenty-one (21) months after the date of this Agreement and payment shall be made for such Repairs no later than twenty-three (23) months after the date of this Agreement (the "Completion Period"), unless another date for completion of such Repair is set forth on Exhibit A, in which case Borrower shall complete such Repair no later than the date specified on Exhibit A. All Repairs shall be made in a good and workmanlike manner and shall be completed free and clear of any mechanic's or materialman's liens and encumbrances. Borrower shall pay all costs necessary for completion of the Repairs without regard to the sufficiency of funds in the Collateral Account.

  4. DISBURSEMENTS FROM THE COLLATERAL ACCOUNT.

  4.1 REQUEST FOR DISBURSEMENTS

  (a) Upon written request from Borrower and satisfaction of the requirements set forth in Sections 4 and 5 of this Agreement, Lender shall disburse to Borrower amounts from the Collateral Account to reimburse Borrower for the actual cost of each Repair (but not exceeding 100 percent of the original estimated cost of such Repair as set forth on Exhibit A, unless Lender has agreed to reimburse Borrower for such excess cost pursuant to Section 4.3) upon completion of such Repairs (or, upon the partial completion of any Repairs made pursuant to, and in accordance with, Section 4.1(e) below). Notwithstanding the preceding, Lender shall not be required to disburse any amounts which would cause the amount of funds remaining in the Collateral Account after any disbursement (other than with respect to the final disbursement) to be less than 100 percent of the then current estimated cost of completing all remaining Repairs. In no event shall Lender be obligated to disburse Collateral Account Funds if a default exists under this Agreement (including but not limited to Borrower's failure to pay in full any fees, costs and expenses then due and payable under this Agreement) or any of the other Loan Documents, or if an act, event or condition shall have occurred and then be existing that with notice and/or the lapse of time would constitute a default under any of the Loan Documents.

  (b) Each request for disbursement from the Collateral Account shall be made on a form provided or approved by Lender and shall specify (i) the specific Repairs for which payment is requested, (ii) the quantity and price of each item purchased, if the Repair includes the purchase or Replacement of specific items (such as appliances), (iii) the price of all materials (grouped by type or category) used in any Repair other than the purchase or Replacement of specific items, and (iv) the cost of all contracted labor or other services involved in the Repairs for which such request for disbursement is made. Borrower shall certify that the Repairs covered by the requisition have been completed in a good and workmanlike manner and in accordance with any plans and specifications previously approved by Lender and that all such Repairs are in compliance with all applicable laws, ordinances, rules and regulations of any governmental authority, agency or instrumentality having jurisdiction over the Property. Each request for reimbursement shall include copies of invoices for all items or materials purchased and all labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Repair, shall include evidence of payment satisfactory to Lender.

                                                 FORM 4505  3/94 (Page 2 of 10)

  (c) Lender has agreed to issue checks in connection with Repairs made pursuant to Section 4.1(e) below, payable to the supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Repair described in Section 4.1(e). In the case of all payments made by check, Lender may require a waiver of items from each contractor receiving payments, prior to Lender's disbursement of any further Collateral Account Funds.

  (d) Except as provided in Section 4.1(e), each request for disbursement shall be made only after completion of the Repair for which disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment, of completion, as provided in Section 5.1 and 5.2 below.

  (e) If (i) the contractor performing a Repair under a written contract requires periodic payments, and (ii) Lender has approved in writing in advance such periodic payments, a request for disbursement from the Collateral Account may be made after completion of a portion of the work under such contract, (provided that the contract requires payment upon completion of such portion of the work), but only if (w) all other conditions for disbursement under this Agreement have been met (including but not limited to the limitations in Section 4.1(a)), (x) the materials for which the request for disbursement has been made are on site at the Property and are properly secured or have been installed in the Property, (y) the remaining funds in the Collateral Account designated for such Repair are, in Lender's judgment, sufficient to complete that Repair (z) each contractor or subcontractor receiving payments under such Contract shall have provided a waiver of liens with respect to amounts which have been previously paid to that contractor or subcontractor, and (aa) an abstractor's certificate showing no mechanic's liens affecting the Property as of the date of such disbursement is delivered to Lender.

  (f) Borrower shall not make a request for disbursement from the Collateral Account more frequently than once in any month. Other than in connection with the final request for disbursement, Borrower shall not request disbursements from the Collateral Account in an amount of less than $50,000 or more than $200,000.00 unless accompanied by lien waivers for the excess over $200,000.00

  4.2 FINAL DISBURSEMENT. Lender shall disburse to Borrower all remaining Collateral Account Funds (less all amounts which may have been applied by Lender as permitted by this Agreement) upon Borrower's completion of all Repairs to the satisfaction of Lender on or before the expiration of the Completion Period, provided that (i) there is no default under any of the Loan Documents which has not been cured to Lender's satisfaction, (ii) Lender has received evidence required by Section 5.3 below that there are no mechanic's or materialmen's liens, and (iii) Lender has received all cost and architectural information required by Lender.

  4.3 ITEMS NOT SPECIFIED OR COSTS IN EXCESS OF THOSE SPECIFIED ON EXHIBIT A. In the event Borrower requests a disbursement from the Collateral Account to reimburse Borrower for the actual cost of labor or materials associated with repairs or improvements other than Repairs specified on Exhibit A, or for a Repair to the extent the cost of such Repair exceeds 100 percent of the estimated cost of such Repair as set forth on Exhibit A (in either case, an "Additional Cost Item"), Borrower shall disclose in writing to Lender why Lender should make a disbursement from the Collateral Account to reimburse Borrower for such Additional Cost Item. If Lender determines that (i) such Additional Cost Item is of the type intended to be covered by this Agreement,
(ii) the costs for such Additional Cost Item are reasonable, (iii) and (iv) all other conditions for disbursement under this Agreement have been met, Lender shall disburse Collateral Account Funds for such Additional Cost Item; provided, however, that Lender, in its discretion, may refuse to disburse Collateral Account Funds for any item other than a Repair described on Exhibit A.

                                                  FORM 4505  3/94 (Page 3 of 10)

  5. PERFORMANCE OF REPAIRS.

  5.1 WORKMANLIKE COMPLETION.

  (a) Lender shall have the right to approve all contracts or work orders in excess of $100,000.00 with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Repairs. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

  (b) In the event Lender determines in its sole discretion that any Repair has not been begun as agreed in Section 3 above, is not being performed in a workmanlike or timely manner, or has not been completed in a workmanlike manner within the Completion Period (or such other completion date as may be set forth on Exhibit A), Lender shall have the option to withhold disbursements for such nonsatisfactory Repair, proceed under existing contracts or contract with third parties to make or complete such Repair and to apply the funds in the Collateral Account toward the labor and materials necessary to make or complete such Repair without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon a default pursuant to Section
6.1 hereof.

  (c) In order to facilitate Lender's completion or making of the Repairs under
Section 5.1(b) above, Lender shall have the right to enter onto the Property and perform any and all work and labor necessary to make or complete the Repairs and employ watchmen to protect the Property from damage. All sums so expended by Lender pursuant to this Section 5 or pursuant to any other provision of this Agreement, shall be deemed to have been advanced to Borrower and shall be secured by the Security Instrument. Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Repairs in the name of Borrower. Borrower empowers said attorney-in-fact as follows:

     (i) to use any of the funds in the Collateral Account which have not been disbursed for the purpose of making or completing the Repairs;

     (ii) to make such additions, changes and corrections to the Repairs as shall be necessary or desirable to complete the Repairs;

     (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes;

     (iv) to pay, settle or compromise all bills and claims for materials and work performed in connection with the Repairs or as may be necessary or desirable for the completion of the Repairs or for clearance if title;

     (v) to execute all applications and certificates in the name of the Borrower which may be required by any of the contract Documents;

     (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and

     (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

                                                  FORM 4505  3/94 (Page 4 of 10)

It is further understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked. Borrower specifically agrees that all power granted to Lender under this Agreement may be assigned by Lender to Lender's successor or assigns as holder of the Note.

  (d) Except as modified by Annex I, nothing in this Section 5.1 shall:

         (i) make Lender responsible for making or completing the Repairs;

         (ii) require Lender to expend funds to make or complete any Repair;

         (iii) obligate Lender to proceed with the Repairs; or

         (iv) obligate Lender to demand from Borrower additional sums to make or complete any Repair.

  5.2 ENTRY ONTO PROPERTY; INSPECTIONS

  (a) Borrower shall permit Lender or Lender's representatives (including an independent person such as an engineer, architect or inspector) or third parties making Repairs pursuant to Section 5.1(b) of this Agreement, to enter onto the Property during normal business hours (subject to the rights of tenants under their leases) to inspect the progress of any Repairs and all materials being used in connection with such Repairs, to examine all plans and shop drawings relating to such Repairs which are or may be kept at the Property, to inspect all books, contracts, subcontracts and records of Borrower with respect to the Property, and to compete the Repairs pursuant to Section 5.1(b). Borrower agrees to cause all contractors and subcontractors to cooperate with Lender, Lender's representatives, and such other persons described above in connection with inspections and Repairs made pursuant to this Section 5.2 and Section 5.1(b).

  (b) Lender may inspect the Property in connection with any Repair prior to disbursing Collateral Account Funds for such Repair. Borrower shall pay Lender a reasonable inspection fee not exceeding $ -0- for each such inspection. Prior to disbursing any amounts from the Collateral Account for a Repair, Lender may require an inspection and/or certificate of completion by an appropriate independent qualified professional (such as an architect, engineer, or inspector, depending on the nature of the Repair) selected by Lender. Borrower shall pay all reasonable fees and expenses charged by such engineer, architect, inspector or other person inspecting the Property, and all other reasonable fees, costs and expenses relating to such inspections.

  5.3 LIEN-FREE COMPLETION.

  (a) Borrower covenants and agrees that each of the Repairs and all materials, equipment, fixtures, or any other item comprising a part of any Repair shall be constructed, installed or completed, as applicable, free and clear of any mechanic's, materialman's or other liens (except for liens existing on the date of this Agreement which have been previously approved in writing by Lender).

  (b) Prior to each disbursement of amounts from the Collateral Account, Lender may require Borrower to provide Lender with either (i) a search of title to the Property effective to the date of release, or (ii) an endorsement to the title insurance policy insuring Lender's interest in the Property which updates the effective date of the policy to the date of the disbursement from the Collateral Account, which search or title endorsement shows that no mechanic's or materialman's liens or other liens (other than the lien of the

                                                  FORM 4505  3/94 (Page 5 of 10)

Security Instrument and any other liens previously approved in writing by Lender, if any).

  (c) In addition, Lender may require Borrower to obtain from any contractor, subcontractor, or materialman an acknowledgment of payment and release of lien for work performed and/or materials supplied. Any such acknowledgment and release shall conform to the requirements of applicable law and shall cover all work performed and materials (including equipment and fixtures) supplied for the Property (except for any holdback amounts) through the date covered by the current request for disbursement from the Collateral Account (or the date covered by the previous request for disbursement in the event such contractor, subcontractor or materialman is to be paid by a joint check).

  5.4 COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.

  (a) All Repairs shall comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

  (b) Borrower represents and warrants that to the best of its knowledge, no permits or approvals from any agency or authority, other than those previously obtained and furnished to Lender, or which shall be obtained and furnished to Lender prior to commencement of any work, are necessary for the completion of the Repairs. Borrower shall pay all applicable fees and charges of such agencies or authorities.

  (c) In addition to any insurance required under the other Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance required by applicable law in connection with completing the Repairs. All such policies shall be issued by companies approved by Lender and shall be in form and amount satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. The originals of such policies shall be delivered to Lender.

  6. DEFAULTS

  6.1 DEFAULT UNDER THIS AGREEMENT. If (i) Borrower at any time prior to the completion of the Repairs abandons or ceases work on any Repair (which Borrower has commenced making) for a period of more than 20 days, unless such cessation results from causes beyond the control of Borrower and Borrower is diligently pursuing the reinstitution of work, (ii) Borrower fails to complete each Repair in a good and workmanlike manner and submit invoices therefor within twenty-one
(21) months after the date of this Agreement or payment is not made for such Repairs within twenty-three (23) months of the date of this Agreement, (iii) a mechanic's or materialman's lien is filed against the Property (unless such mechanic's or materialman's lien is promptly contested in good faith by Borrower and is bonded off to the satisfaction of Lender), (iv) Borrower fails to comply with any provision of this Agreement not specifically addressed by clauses (i), (ii) or (iii) above, and such failure is not cured within 10 days of notice of such non-performance or non-compliance, or (v) a default occurs under any of the other Loan Documents, such event shall be deemed a default hereunder and Lender may at its option hold and apply the funds in the Collateral Account as provided in Section 6.2 of this Agreement. Borrower understands that a default under this Agreement shall be deemed to be a default under the terms of the Note, the Security Instrument and the other Loan Documents, and that in addition to the remedies specified in this Agreement, the Lender will be able to exercise all of its rights and remedies under the Note, Security Instrument and the other Loan Documents in the event of a default.

                                                  FORM 4505  3/94 (Page 6 of 10)

  6.2 DEFAULT UNDER THE OTHER LOAN DOCUMENTS.

  (a) Subject to the provisions of Annex I, if Borrower defaults on any payment due under the Note or under any covenant in the Security Instrument, or any term or provision of this Agreement or of any other Loan Document, then Borrower shall immediately lose all of its rights to receive disbursements of the Collateral Account Funds unless and until all amounts secured by the Security Instrument have been paid in full and the lien of Security Instrument has been released by Lender. Upon any such default, Lender, in its sole and absolute discretion, may use the Collateral Account Funds (or any portion thereof) for any purpose, including but not limited to (i) repayment of any indebtedness secured by the Security Instrument and the prepayment premium applicable upon a full or partial prepayment (as applicable) provided, however, that such application of funds shall not cure or be deemed to cure any default;
(ii) reimbursement of Lender for any losses or expenses (including, without limitation, legal fees) suffered or incurred by Lender as a result of such default; (iii) making or completing the Repairs as provided in Section 5, or
(iv) applying the funds in connection with exercising any and all rights and remedies available to Lender at law or in equity or under this Agreement or pursuant to any of the other Loan Documents.

  (b) Nothing in this Agreement or the Security Instrument shall obligate Lender to apply all or any portion of the Collateral Account Funds on account of any default by Borrower or to repayment of the indebtedness evidenced by the Note or in any specific order of priority.

  6.3 BORROWER'S OTHER OBLIGATIONS. Nothing contained in this Agreement shall in any manner whatsoever alter, impair or affect the obligations of Borrower, or relieve Borrower of any of its obligations to make payments and perform all of its other obligations required under the Loan Documents.

  7. REMEDIES CUMULATIVE. None of the rights and remedies conferred upon or reserved to Lender under this Agreement are intended to be exclusive of any other rights, and each and every such right shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary by Lender.

  8. ADDITIONAL DOCUMENTS. Upon completion of all or any portion of the Repairs and upon Lender's request, Borrower shall execute and deliver to Lender an amendment to the security Agreement provisions of the Security Instrument and the original financing statement necessary or desirable to perfect Lender's lien upon any Property for which Collateral Account Funds were expended.

  9. ASSIGNMENT OF COLLATERAL ACCOUNT FUNDS AND THIS AGREEMENT.

 10. INDEMNIFICATION. Borrower agrees to indemnify and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs or expenses, including litigation costs and reasonable attorney's fees, arising from or in any way connected with the performance of the Repairs or investment of the Collateral Account Funds. Borrower hereby assigns to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Repairs; provided, however, that Lender may not pursue any such right or claim unless Borrower is in default under this Agreement or the Loan Documents.

  11. DETERMINATION BY LENDER. In any instance where the consent or approval of Lender may be given or

                                                  FORM 4505  3/94 (Page 7 of 10)
is required, or where any determination, judgment or decision is to be rendered by Lender under this Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision shall be made or exercised by Lender (or its designated representative) at its discretion.

  12. BORROWER'S RECORDS. Borrower shall furnish such financial statements, invoices, records, papers and Documents relating to the Property as Lender may reasonable require from time to time to make the determinations permitted or required to be made by Lender under this Agreement.

  13. FEES AND COSTS. See Annex I

  14. SUCCESSORS AND ASSIGNS BOUND. This Agreement shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of and may be enforced by the Lender and its successors, transferees and assigns. Borrower shall not assign any of its rights and obligations under this Agreement without the prior written consent of Lender.

  15. NO THIRD PARTY BENEFICIARY. This Agreement is intended solely for the benefit of Borrower and Lender and their respective successors and assigns, and no third party shall have any rights or interest in the Collateral Account Funds, the Collateral Account, this Agreement or any of the other Loan Documents. Nothing contained in this Agreement shall be deemed or construed to create an obligation on the part of Lender to any third party nor shall any third party have a right to enforce against Lender any right that Borrower may have under this Agreement. Notwithstanding any other provision of this Agreement, Fannie Mae shall be a third party beneficiary of this Agreement.

  16. COMPLETION OF REPAIRS. Lender's disbursement of Collateral Account Funds or other acknowledgment of completion of any Repair in a manner satisfactory to Lender shall not be deemed a certification by Lender that the Repair has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any governmental authority agency. Borrower shall at all times have the sole responsibility for insuring that all Repairs are completed in accordance with all such governmental requirements.

  17. NO AGENCY OR PARTNERSHIP. Nothing contained in this Agreement shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations, or contracts of Borrower.

  18. ASSUMPTION OF LOAN/TRANSFER OF OWNERSHIP INTERESTS.

  If a transfer (as defined in Uniform Covenant 19 of the Security Instrument) of all or part of the Property or a direct or indirect ownership interest in the Borrower shall occur or be contemplated, which Transfer pursuant to the terms of the Security Instrument, requires the prior written consent of Lender, the transferee(s) shall be required to assume Borrower's duties and obligations under this Agreement and shall be required to execute and deliver to Lender such Documents as Lender requires to effectuate such assumption of duties and obligations. No transfer and assumption shall relieve the transferor of its obligations under this Agreement or any of the other Loan Documents, unless the Borrower has obtained the prior written consent of Lender.

  19. TERMINATION OF COMPLETION/REPAIR AGREEMENT. Upon the earlier of (i) Borrower's completion of

                                                  FORM 4505  3/94 (Page 8 of 10)
all Repairs to the satisfaction of Lender (provided Borrower has supplied
Lender with evidence satisfactory to Lender of payment of all Repairs and if requested by Lender, waivers of liens and a title search of the Property or an endorsement to the mortgagee's title insurance policy), or (ii) the payment in full of all sums secured by the Security Instrument and release of the lien of the Security Instrument by Lender (and payment in full of all Repairs completed or contracted to be performed prior to the date of the payment described in clause (ii)), Lender shall disburse to Borrower all remaining Collateral
Account Funds.

  20. ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement contains the complete and entire understanding of the parties with respect to the matters covered and no change or amendment shall be valid unless it is made in writing and executed by the parties to this Agreement. No specific waiver of any of the terms of this Agreement shall be considered as a general waiver. If any provision of this Agreement is in conflict with any provision of the Security Instrument regarding the Collateral Account, the provision contained in this Agreement shall control.

  21. NOTICES. All notices given under this Agreement shall be in writing to the other party, at the address and in the manner set forth in the Security Instrument.

  22. SEVERABILITY. The invalidity, illegality, or unenforceability of any provision of this Agreement pursuant to judicial decree shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

  23. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction in which the Property is located.

  24. NON-RECOURSE. This Agreement is being executed in connection with the making of the Loan pursuant to the terms of the Note. Borrower's liability hereunder shall be limited to the extent provided in the Note and the Security Instrument. Annex I attached hereto is incorporated herein by reference for all purposes.

  Borrower and Lender have executed this Agreement on the date and year first above written.

                                           BORROWER:

                                           SOMERSET VILLAGE PARTNERS, L.P.

                                           By: BH Corporation V, a Michigan
                                               Corporation, its Managing Partner

                                           By: /s/
                                               --------------------------------
                                               Name:  Mandell L. Berman
                                               Title: Vice President

                                           LENDER:

                                           TARRANT COUNTY HOUSING FINANCE
                                           CORPORATION

                                           By: /s/
                                               --------------------------------
                                               Name:  Bob Hampton
                                               Title: President

                                                  FORM 4505  3/94 (Page 9 of 10)

                                   EXHIBIT A

                TO THE COMPLETION/REPAIR AND SECURITY AGREEMENT

         [Attach as Exhibit A to a list of Repairs, estimated costs of Repairs and the completion date of any Repairs with a completion date other than that set forth in Section 3 of the Agreement]*

      Repair                  Estimated Cost               Completion Date






* Not later than August 1,1995, Borrower shall provide Lender and Fannie Mae a detailed estimate as required above for review and approval by Fannie Mae, in its sole discretion. Failure to provide such estimate, shall, at the option of Fannie Mae, be an event of default under this Agreement.

                                                FORM 4505  3/94 (Page 10 of 10)

                                    ANNEX I

THIS ANNEX I TO COMPLETION/REPAIR AND SECURITY AGREEMENT (the "Annex") is made July 1, 1995, effective as of July 1, 1995, and is incorporated into and shall be deemed to amend and supplement the Completion/Repair and Security Agreement (the "Agreement") made by Somerset Village Partners, L.P., a Texas limited partnership ("Borrower") and Tarrant County Housing Finance Corporation, a Texas nonprofit housing finance corporation, ("Lender"). Borrower and Lender further covenant and agree:

         A. CONFLICTING TERMS; DEFINITIONS. The covenants and agreements of this Annex shall be incorporated into and shall amend and supplement the covenants and agreements of the Agreement as if this Annex was a part of the Agreement, and all references to the Agreement in the Loan Documents shall mean the Agreement as so amended and supplemented. Any conflict between the provisions of the Agreement and this Annex shall be resolved in favor of this Annex. In case of any conflict between the Replacement Reserve and Security Agreement (the "Replacement Reserve Agreement") of even date between Borrower and Lender and this Agreement, the terms of this Agreement shall control. Terms which are defined in the Agreement or other Loan Documents shall have the same meanings when used in this Annex unless a different definition is given or unless the context requires otherwise. Unless otherwise required by this Annex, in cases of multiple definitions or conflicts, the definitions set forth in this Annex shall control.

         B. Payment and Performance Bonds. Notwithstanding any other provisions of this Agreement, Lender shall have the right to require Borrower to provide payment and performance in proper form with respect to any construction contract for any Repair which exceeds $500,000.

         C. Compliance with Bond Documents. The Loan has been funded with the proceeds from the sale of the Series 1995 bonds (the "Bonds") in the amount of $40,000,000.00 described in that certain Loan Agreement dated as of July 1, 1995, by and among Borrower, Tarrant County Housing Finance Corporation ("Issuer"), and Bank One Texas, N.A., as Trustee ("Trustee"), and Reinlein/Lieser/McGee, a California general partnership. In connection with the Bonds, the Issuer and the Trustee have entered into an Indenture of Trust dated as of July 1, 1995 and the Issuer, the Trustee and Borrower have entered into a Regulatory Agreement and Declaration of Restrictive Covenants dated as of July 1, 1995. Collectively, such Loan Agreement, Indenture of Trust, Regulatory Agreement and Declaration of Restrictive Covenants and all other Documents executed in connection with the Bonds are referred to as the "Bond Documents." Notwithstanding any other provision of this Agreement or any other Loan Document, in the event Lender or its successors or assigns shall ever foreclose on the security interest or lien granted to it covering the Collateral Account funds and the Collateral Account, Lender, for itself and its successors and assigns, covenants and agrees that not less than the amount of the Deposit which has not been disbursed but is required to be disbursed to make Repairs in order to maintain the tax exempt status of the Bonds for federal income tax purposes shall be reserved by the purchaser at any such foreclosure and used to make Repairs in order to satisfy all requirements of the Bond Documents and applicable laws or regulations with respect to such expenditures.

         D. Bondholder. The Federal National Mortgage Association ("Fannie Mae") is the owner and holder of 100 percent of the Bonds and shall be a third party beneficiary of this Agreement. Fannie Mae, as owner and holder of the Bonds, and its successors and assigns, shall have the right to direct the Lender in connection with any action taken by Lender under this Agreement. Without limiting the foregoing, until directed otherwise in writing by Fannie Mae, Lender agrees to accept direction in performance of its duties under paragraph 4 and 5 of this Agreement from Reinlein/Lieser/McGee ("Servicer"). Unless and until Fannie Mae shall direct otherwise in writing, Servicer shall perform all inspection to be made by Lender in connection with making the determinations required under this Agreement. All disbursements under this Agreement shall be subject to the prior written approval of Fannie Mae or, on written direction of Fannie Mae, Servicer. Fannie Mae shall have the right to change the entity performing the obligations of Servicer under this Agreement without the written consent or approval of any other party.

         E. Fees and Costs.

                  (a) Borrower shall pay Servicer, in its capacity as servicer of the Loan or any successor thereto in such capacity, a monthly administrative fee of one percent (1%) per annum of the average amount invested under this Agreement for its services in connection with this Agreement. Borrower shall pay such fee no later than the date specified in a bill sent to Borrower.

                  (b) Borrower shall reimburse Servicer within ten days after demand, all reasonable fees, charges, costs and expenses incurred by Servicer in connection with all inspections or other services made by Servicer or Servicer's representatives in carrying out Servicer's responsibilities to make certain inspections and determinations under this Agreement.

         F. Rebate. Notwithstanding any other provision of this Agreement, none of the interest earnings on the Collateral Account Funds shall not be disbursed unless and until evidence satisfactory to Fannie Mae has been provided that the obligations of the Borrower as to rebate of monies under the Indenture with respect to the Bonds have been satisfied or provisions have been made for its payment.

         G. Review of Disbursement Procedure. Borrower may request changes in the procedure for disbursements from the Collateral Account. Any changes shall be subject to the approval of Fannie Mae in its sole discretion.

EXECUTED on the date first set forth above.

                                BORROWER:

                                SOMERSET VILLAGE PARTNERS, L.P.,
                                a Texas limited partnership

                                By: BH Corporation V,
                                    a Michigan Corporation,
                                    its Managing Partner

                                By: /s/
                                    -----------------------------------
                                    Name:  Mandell L. Berman
                                    Title: Vice President

                                LENDER:

                                TARRANT COUNTY HOUSING FINANCE
                                CORPORATION

                                By: /s/
                                    -----------------------------------
                                    Name:  Bob Hampton
                                    Title: President

                   REPLACEMENT RESERVE AND SECURITY AGREEMENT

         This REPLACEMENT RESERVE AND SECURITY AGREEMENT ("Agreement") is made this as of the 1st day of July, 1995 by Somerset Village Partners, L.P., a Texas limited partnership ("Borrower"), and Tarrant County Housing Finance Corporation, a Texas nonprofit housing finance corporation, its successors, transferees and assigns ("Lender").

                                   RECITALS:

A. This Agreement is being executed in connection with Lender's making a mortgage Loan to Borrower in the original principal amount of $40,000,000.00 (the "Loan"). The proceeds of the Loan will be used to finance a 2,139 unit multifamily project known as Somerset Village Apartments, and located in Hurst/Euless, Tarrant County, Texas, (the "Property").

B. The Loan is evidenced by a Multifamily Note (including any addenda, the "Note"), dated the date of this Agreement, made by Borrower and is secured by a Multifamily Deed of Trust, Assignment of Rents and Security Agreement (including any riders, the "Security Instrument"), dated the date of this Agreement, granting a lien on the Property (the Note, Security Instrument, this Agreement and all other Documents executed in connection with the Loan are collectively referred to as the "Loan Documents").

C. Lender requires as a condition to the making of the Loan that Borrower enter into this Agreement and make certain deposits with Lender as provided in this Agreement as additional security for all of Borrower's obligations under the Loan Documents.

D. See Addendum attached hereto and made a part hereof for all purposes.

                                   AGREEMENT:

 NOW, THEREFORE, in consideration of the above and the mutual promises contained in this Agreement, the receipt and sufficiency of which are acknowledged, Borrower and Lender agree as follows:

  1.  Deposits to the Replacement Reserve.

         (a) Concurrently with the execution of this Agreement, Borrower shall deposit with Lender the sum of $107,615.39 (the "Initial Deposit").

         (b) Subject to the provisions of Sections 2, 7, 10 and 19 of this Agreement, on each date that a regularly scheduled payment of principal or interest is due under the Note, Borrower shall deposit with Lender the applicable Monthly Deposit (as defined in Section 1(c) of this Agreement).

         (c) The "Monthly Deposit" required to be made each month during the term of the Loan is set forth below:

Amount of Monthly Deposit      Period
-------------------------      ------
$ 35,650.00                    August 1, 1995       through      July 31, 2005*

* See Addendum attached hereto and made a part hereof.

         (d) Lender shall deposit any Initial Deposit and each Monthly Deposit, as received, in an interest-bearing account (the "Replacement Reserve") which meets the standards for custodial accounts as required by Lender from time to time. (The Initial Deposit, if any, the Monthly Deposits and all other funds in the Replacement Reserve are referred to collectively as the "Replacement Reserve".) Lender or a designated representative of Lender shall have the sole right to make withdrawals from such account. All interest earned on funds in the Replacement Reserve shall be added to and become part of the Replacement Reserve. Lender shall not be responsible for any losses resulting from the investment of the Replacement Reserve or for obtaining any specific level or percentage of earnings on such investment. If applicable law requires and provided that no default exists under any of the Loan Documents, Lender shall pay to Borrower the interest earned on the Replacement Reserve once each year.

  2. Loans with Terms Over 15 Years. If the Loan term exceeds 15 years, then no earlier than the 6th month and no later than the 9th month of the year which commenced on the 10th and 20th anniversary of the date of this Agreement, a physical needs assessment shall be performed on the Property by Lender at the expense of Borrower, which expense may be paid out of the Replacement Reserve. If determined necessary by Lender, after review of the physical needs assessment, Borrower's required Monthly Deposits to the Replacement Reserve set forth in Section 1(c) shall be adjusted for the 11th through the twentieth and for the twenty-first through the last year of the Loan term so that the Monthly Deposits will create a Replacement Reserve that will in Lender's determination, be sufficient to meet the required Replacements (defined below).

  3. Replacement Reserve is Additional Security.

         (a) Borrower assigns to Lender the Replacement Reserve as additional security for all of Borrower's obligations under the Loan Documents; provided, however, Lender shall make disbursements from the Replacement Reserve in accordance with the terms of this Agreement.

         (b) Except as otherwise provided in Sections 4.2 and 6.1 of this Agreement, Lender shall make disbursements from the Replacement Reserve to reimburse Borrower for the costs of those items listed on Exhibit A, and made a part of this Agreement (the "Replacements") in accordance with the provisions of Section 4, Lender shall not be obligated to make disbursements from the Replacement Reserve to reimburse Borrower for the costs of routine maintenance to the Property or for costs which are to be reimbursed from funds deposited with Lender pursuant to a Completion/Repair and Security Agreement or any similar Agreement.

  4. Disbursements from Replacement Reserve.

  4.1 Request for Disbursement.

         (a) Upon written request from Borrower and satisfaction of the requirements set forth in Section 4 and 5 of this Agreement, Lender shall disburse to Borrower amounts from the Replacement Reserve necessary to reimburse Borrower for the actual approved costs of Replacements, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 4.1(e)) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve if a default exists under this Agreement (including but not limited to Borrower's failure to pay in full any fees, costs and expenses then due and payable under this Agreement), or a default exists under any of the other Loan Documents, or if an act, event or condition shall have occurred and then be existing which with notice and/or the lapse of time would constitute a default under any of the Loan Documents.

         (b) Each request for disbursement from the Replacement Reserve shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or Replacement of specific items (such as appliances), (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or Replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request, Borrower shall certify that all Replacements have been made in accordance with all applicable laws, ordinances, and regulations of any governmental office or authority having jurisdiction over the Property. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts.

         (c) Unless Lender has agreed to issue joint checks in connection with a particular Replacement made pursuant to Section 5.1(e) below, Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve. Lender, at its option, may issue joint checks, payable to Borrower and the supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement described in Section 4.1(e). In the case of all payments made by joint check, the Lender may require a waiver of liens from each contractor receiving payment prior to Lender's disbursement of any further disbursements from the Replacement Reserve.

         (d) Except as provided in Section 4.1(e), each request for disbursement from the Replacement Reserve shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment, of completion as provided in Sections 5.1 and 5.2 below.

         (e) If (i) the cost of a Replacement exceeds $5,000.00, (ii) the contractor performing a Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve may be made after completion of a portion of the work under such contract, provided (v) such contract requires payment upon completion of such portion of the work, (w) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (x) all other conditions in this Agreement for disbursement have been satisfied (including but not limited to the limitations in Section 5.1(a)), (y) funds remaining in the Replacement Reserve are, in Lender's judgment, sufficient to complete such Replacement and the other replacements when required and (z) if required by Lender, each contractor of subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

         (f) Borrower shall not make a request for disbursement from the Replacement Reserve more frequently than once in any month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $10,000.00.

  4.2 Items not Listed on Exhibit A. In the event Borrower requests a disbursement from the Replacement Reserve to reimburse Borrower for labor or materials for replacements other than Replacements specified on Exhibit A, Borrower shall disclose in writing to Lender why funds in the Replacement Reserve should be used to pay for such replacements not specified on Exhibit A. If Lender determines that (i) such replacements are of the type intended to be covered by this Agreement, (ii) costs for such Replacement are reasonable, and (iii) all other conditions for disbursement under this Agreement have been met, Lender may disburse funds from the Replacement Reserve; provided, however, that Lender, in its discretion, may refuse to disburse funds from the Replacement Reserve for any item other than a Replacement specified on Exhibit A.

  5. Performance of Replacements.

  5.1 Workmanlike Completion.

         (a) Borrower shall make each Replacement when required in order to keep the Property in good order and repair and in a good marketable condition and to keep the Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

         (b) Lender shall have the right to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

         (c) In the event Lender determines in its sole discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in workmanlike manner and timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve toward the labor and materials to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon a default pursuant to Section 6.2 hereof.

         (d) If at any time during the term of the Loan, Lender determines that replacements not listed on Exhibit A are advisable to keep the Property in good order and repair and in a good marketable condition, or to prevent deterioration of the Property (the "Additional Replacements") Lender may send Borrower written notice of the need for making such Additional Replacements. Borrower shall promptly commence making such Additional Replacements in accordance with all the requirements of this Agreement, except that Borrower understands that reimbursement from the Replacement Reserve shall not be made unless Lender has determined to do so pursuant to Section 4.2. If Borrower fails to commence such Additional Replacements within 30 days after such notice and diligently pursue completion of such Additional Replacements, such failure shall be a default under this Agreement, and, in addition to all other rights Lender may have under the Loan Documents upon a default (including but not limited to Lender's rights under Sections 6.2 and 6.3 of this Agreement), Lender may contract with third parties to make such Additional Replacements and may at its sole discretion (i) apply the funds in the Replacement Reserve toward the labor and materials necessary to complete such Additional Replacements, or (ii) demand payment of such Additional Replacements from Borrower. Except for Section 4.1, all references in this Agreement to "Replacements" shall include the "Additional Replacements."

         (e) In order to facilitate Lender's completion or making of the Replacements pursuant to Sections 5.1(c) and (d) above, Lender is granted the right to enter onto the Property and perform any and all work and labor necessary to complete or make the Replacements and to employ watchmen to protect the Property from damage. All sums so expended by Lender shall be deemed to have been advanced to Borrower and secured by the Security Instrument. For this purpose Borrower constitutes and appoints

Lender is true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Borrower empowers said attorney-in-fact as follows:

         (i) to use any funds in the Replacement Reserve for the purpose of making or completing the Replacements;

         (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements;

         (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes;

         (iv) to pay, settle or compromise all existing bills and claims which are or may become liens against the Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title;

         (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract Documents;

         (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and

         (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

It is further understood and agreed that this power-of-attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked. Borrower specifically agrees that all power granted to Lender under this Agreement may be assigned by it to its successors or assigns as holder of the Note.

     (f) Nothing in this section 5.1 shall:

         (i) make Lender responsible for making or completing the Replacements;

         (ii) require Lender to expend funds in addition to the Replacement Reserve to make or complete any Replacement;

         (iii) obligate Lender to proceed with Replacements; or

         (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

  5.2 Entry Onto Property; Inspections.

         (a) Borrower shall permit Lender or Lender's representatives (including an independent person such as an engineer, architect, or inspector) or third parties making Replacements pursuant to Sections 5.1(c) or (d) of this Agreement to enter onto the Property during normal business hours (subject to the rights of tenants under their leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at the Property, and to complete any replacements made pursuant to Sections

5.1(c) or (d). Borrower agrees to cause all contractors and subcontractors reasonably to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this
Section 5.2 or the completion of Replacements pursuant to Sections 5.1(c) or
(d).

         (b) Lender may inspect the Property in connection with any Replacement prior to disbursing funds from the Replacement Reserve for such Replacement. Lender, at Borrower's expense, also may require an inspection by an appropriate independent qualified professional selected by Lender and a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve. Borrower shall pay Lender a reasonable inspection fee not exceeding $1,500.00 for each such inspection.

  5.3 Lien-Free Completion.

         (a) Borrower covenants and agrees that each of the Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those liens existing on the date of this Agreement which have been approved in writing by Lender).

         (b) Prior to each disbursement from the Replacement Reserve, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the release, which search shows that no mechanic's or materialman's liens or other liens of any nature have been placed against the Property since the date of recordation of the Security Instrument (other than liens which Borrower is diligently contesting in good faith and which have been bonded off to the satisfaction of Lender) and that title to the Property is free and clear of all liens (other than the lien of the Security Instrument and any other liens previously approved in writing by the Lender, if any).

         (c) In addition, as a condition to any disbursement, Lender may require Borrower to obtain from each contractor, subcontractor, or materialman an acknowledgment of payment and release of lien for work performed and materials supplied. Any such acknowledgment and release shall conform to the requirements of applicable law and shall cover all work performed and material supplied (including equipment and fixtures) for the Property by that contractor, subcontractor or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor's, subcontractor or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request.)

  5.4 Compliance with Laws and Insurance Requirements.

         (a) All replacements shall comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

         (b) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided worker's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. The originals of such policies shall be delivered to Lender.

  6. Default.

  6.1 Default Under This Agreement. Borrower shall be in default under this Agreement if it fails to comply with any provision of this Agreement and such failure is not cured within 10 days after notice from Lender. Borrower understands that a default under this Agreement shall be deemed to be a default under the terms of the Note, the Security Instrument and the other Loan Documents, and that in addition to the remedies specified in this Agreement, Lender shall be able to exercise all of its rights and remedies under the Note, the Security Instrument and the other Loan Documents upon a default.

  6.2 Application of Replacement Reserve Upon Default.

         (a) If Borrower defaults on any payment due under the Note or under any covenant in the Security Instrument, or any other term or provision of any Loan Document (including any default under this Agreement), then, upon any such default, Borrower shall immediately lose all of its rights to receive disbursements from the Replacement Reserve unless and until all amounts secured by the Security Instrument have been paid in full and the lien of the Security Instrument has been released by Lender. Upon any such default, Lender may in its sole and absolute discretion, use the Replacement Reserve (or any portion thereof) for any purpose, including but not limited to (i) repayment of any indebtedness secured by the Security Instrument, including but not limited to principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); provided, however, that such application of funds shall not cure or be deemed to cure any default; (ii) reimbursement of Lender for all losses and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such default; (iii) completion of the Replacements as provided in Section 5.1, or for any other repair or Replacement to the Property; or (iv) payment of any amount expended in exercising (and exercise) all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents.

         (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve on account of any default by Borrower or to repayment of the indebtedness secured by the Security Instrument or in any specific order or priority.

  6.2 Borrower's Other Obligations. Nothing contained in this Agreement shall in any manner whatsoever alter, impair or affect the obligations of Borrower, or relieve Borrower of any of its obligations, to make payments and perform all of its other obligations required under the Loan Documents.

  7. Subsequent Requirement of Monthly Deposits. If Borrower's obligation to make Monthly Deposits under this Agreement has been deferred or waived, upon the earlier of (i) the first day of the first calendar month after any default under any of the Loan Documents (including any default under this Agreement), or (ii) the date specified by Lender in written notice given to Borrower if Lender shall determine at any time during the Loan term that the Property is not being maintained in accordance with the requirements set forth in the Security Instrument, Borrower shall commence making the Monthly Deposits specified in this Agreement or in such written notice, beginning on such date and continuing on the first day of each calendar month thereafter during the remaining term of the Loan.

  8. Remedies Cumulative. None of the rights and remedies conferred upon or reserved to Lender under this Agreement is intended to be exclusive of any other rights, and each and every right shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary by Lender.

  9. Enforcement of Agreement. This Agreement is executed by Borrower and Lender for the benefit of Lender.

  10. Balance in the Replacement Reserve. The insufficiency of any balance in the Replacement Reserve shall not abrogate the Borrower's Agreement to fulfill all preservation and maintenance covenants in the Loan Documents. In the event that the balance of the Replacement Reserve is less than the current estimated cost to make the Replacement required by the Lender, Borrower shall deposit the shortage within 10 days of request by Lender. In the event Lender determines from time to time based on Lender's inspections that the amount of the Monthly Deposit is insufficient to fund the cost of likely Replacements and related contingencies that may arise during the remaining term of the Loan, Lender may require and increase in the amount of the Monthly Deposits upon 30 days prior written notice to Borrower.

  11. Indemnification. Borrower agrees to indemnify Lender and to hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys' fees and expenses) arising from or in any way connected with the performance of the Replacements or the holding or investment of the Replacement Reserve. Borrower assigns to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless Borrower is in default under this Agreement or the Loan Documents.

  12. Determination by Lender. In any instance in this Agreement where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision shall be made or exercised by Lender (or its designated representative) at its sole and exclusive option and in its sole and absolute discretion.

  13. Borrower's Records. Borrower shall furnish such financial statements, invoices, records, papers and Documents relating to the Property as Lender may reasonably require from time to time to make the determinations permitted or required to be made by Lender under this Agreement.

  14. Fees and Expenses.

         (a) In addition to any other fees payable by Borrower to Lender in connection with the Loan, Borrower shall pay RLM as servicer a monthly fee of one percent (1%) per annum of the average amount invested under this Agreement for its services in administering the Replacement Reserve and investing the Replacement Reserve. This fee shall be due and payable by Borrower on the date specified in a statement to Borrower regarding such fee.

         (b) Borrower shall pay within 10 days of request from RLM as servicer
(i) all reasonable costs and expenses incurred by RLM as servicer in connection with collecting, holding and disbursing the Replacement Reserve pursuant to this Agreement, and (ii) all reasonable fees, charges, costs and expenses incurred by RLM as servicer in connection with inspections made by RLM as servicer or RLM as servicer's representatives in carrying out RLM as servicer's responsibility to make certain determinations under this Agreement.

  15. Successors and Assigns Bound. This Agreement shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of any may be enforced by the

Lender and its successors, transferees and assigns. Borrower shall not assign any of its rights and obligations under this Agreement without the prior written consent of Lender.

  16. No Third Party Beneficiary. This Agreement is intended solely for the benefit of Borrower and Lender and their respective successors and assigns, and no third party shall have any rights or interest in the Replacement Reserve, this Agreement, or any of the other Loan Documents. Nothing contained in this Agreement shall be deemed or construed to create an obligation on the part of Lender to any third party, nor shall any third party have a right to enforce against Lender any right that Borrower may have under this Agreement. Notwithstanding any other provision of this Agreement, Fannie Mae shall be a third party beneficiary of this Agreement.

  17. Completion of Replacements. Lender's approval of any plans for any Replacement, release of funds from the Replacement Reserve, inspection of the Property by Lender or Lender's agents, or other acknowledgment of completion of any Replacement in a manner satisfactory to Lender shall not be deemed an acknowledgment or warranty to any person that the Replacement has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any governmental agency.

  18. No Agency or Partnership. Nothing contained in this Agreement shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations, or contracts of Borrower.

  19. Assumption of Loan/Transfer of Ownership Interests in
Borrower/Subordinate Liens; Subsequent Requirement of Monthly Deposits.

  If a Transfer (as defined in Uniform Covenant 19 of the Security Instrument) of all or part of the property or a direct or indirect ownership interest in the Borrower shall occur or be contemplated, which Transfer pursuant to the terms of the Security Instrument, requires the prior written consent of Lender. Lender may review the amount of the Replacement Reserve, the amount of the Monthly Deposits and the likely repairs and replacements required by the property and the related contingencies which may arise during the remaining term of the Loan. Based upon that review, Lender may require an additional deposit to the Replacement Reserve, a resumption of the Borrower's obligation to make Monthly Deposits (if previously waived or deferred) and an increase in the amount of the Monthly Deposits as a condition to Lender's consent to such Transfer. In addition, the transferee(s) shall be required to assume Borrower's duties and obligations under this Agreement and shall be required to execute and deliver to Lender such Documents as Lender requires to effectuate such assumption of duties and obligations. No transfer and assumption shall relieve the transferor of its obligations under this Agreement or any of the other Loan Documents, unless the Borrower has obtained the prior written consent of Lender.

  20. Termination of Replacement Reserve. After payment in full of all sums secured by the Security Instrument and release by Lender of the lien of the Security Instrument, Lender shall disburse to Borrower all amounts remaining in the Replacement Reserve.

  21. Entire Agreement; Amendment and Waiver. This Agreement contains the complete and entire understanding of the parties with respect to the matters covered and no change or amendment shall be valid unless it is made in writing and executed by the parties to this Agreement. No specific waiver or forbearance for any breach of any of the terms of this Agreement shall be considered as a general waiver of that or any other term of this Agreement. If any provision of this Agreement is in conflict with any provision of the Security Instrument regarding the Replacement Reserve, the provision contained in this

Agreement shall control.

  22. Notices. All notices under this Agreement shall be given in writing to the other party at the address, and in the manner, provided in the Security Instrument.

  23. Severability. The invalidity, illegality, or unenforceability of any provision of this Agreement pursuant to judicial decree shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

  24. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction in which the Property is located.

  25. Non-Recourse. This Agreement is being executed in connection with the making of the Loan pursuant to the terms of the Note. Borrower's liability hereunder shall be limited to the extent provided in the Note and Security Instrument.

                                Borrower:

                                SOMERSET VILLAGE PARTNERS, L.P.,
                                a Texas limited partnership

                                By: BH Corporation V,
                                    a Michigan Corporation,
                                    its Managing Partner

                                By: /s/
                                    -------------------------------
                                    Name:  Mandell L. Berman
                                    Title: Vice President

                                LENDER:

                                TARRANT COUNTY HOUSING FINANCE
                                CORPORATION

                                By: /s/
                                    -------------------------------
                                    Name:  Bob Hampton
                                    Title: President

                                   EXHIBIT A
               TO THE REPLACEMENT RESERVE AND SECURITY AGREEMENT


Roadways/Paving
Exterior Walls (siding)
Exterior Walls (painting)
Roofs
HVAC (condensing units)
Carpeting (without regard to age)
Resilient Flooring
Range and Hood
Refrigerator
Disposal
Dishwasher
Washer and Dryer
Boilers
Ceiling Fan
Countertops and Sinks
Window Covering (not restricted to age)
Screens
Retaining Walls
Sprinkler Systems
Swimming Pools, Filters and Equipment
Structural (Fascia, soffits, stairways, landings)
Major Plumbing (repairs to mainlines and hydrojet lines)
Light Fixtures (exterior)
Sidewalks
Drainage and Guttering
Cabinets
Doors (replace hollow)
Deadbolt Locks and other devices required by the Texas Property Code as of the date hereof
Landscaping (as part of erosion control only)

                                  ADDENDUM TO
                   REPLACEMENT RESERVE AND SECURITY AGREEMENT

               (Somerset Village Apartments, Hurst/Euless, Texas)

         The following provision is hereby inserted at the end of Paragraph 1(c) of the Replacement Reserve and Security Agreement:

                  The amount of the Monthly Deposit thereafter shall be determined by the Lender, or its successor or assign, based upon a periodic reevaluation of the Replacement needs of the Property. Such reevaluation and the resulting adjustment in the amount of the Monthly Deposit shall be made during the 10th and 20th years of the term of the Loan as measured from the date of this Agreement. Such adjustments shall become effective as of August 1 the years 2005 and 2015. The Monthly Deposit, as adjusted commencing as of August 1, 2015, shall be payable through the date that all amounts due and payable under the Note and Security Instrument have been paid in full.

         Lender intends to sell, transfer and deliver the Note and assign the Security Instrument to Reinlein/Lieser/McGee ("Servicer" or "RLM"). Servicer intends to sell, transfer and deliver the Note and assign the Security Instrument to Bank One Texas, N.A., Trustee ("Trustee") for the benefit of the Federal National Mortgage Association ("Fannie Mae"), as owner and holder of the Bonds, as defined in the Note. When Servicer, Trustee, or such other person shall automatically become the Lender under this Agreement. Fannie Mae shall have the right to approve all actions taken by Lender under this Agreement. Servicer shall hold the Replacement Reserve and shall take all actions required or permitted to be performed by Lender under Paragraphs 4 and 5 of this Agreement. Fannie Mae shall have the right to replace RLM as Servicer at its sole discretion by written notice to Servicer and Lender.